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                                                                   EXHIBIT 10.45
Date:  7 - 9 - 97

Pursuant to that certain agreement executed on February 27, 1995, among the undersigned parties hereto, under which AGA and AGI each undertook not to be engaged in the other's exclusive field of use set forth in Annex "Y" attached to that certain agreement, the parties hereby clarify that under the said Annex "Y" the parties agreed that:

1. AGA shall not be restricted from developing, manufacturing, marketing and selling stand-alone, low-vacuum systems for CVD applications in which none of the gasses involved is a silicone gas, or from developing, manufacturing, marketing and selling systems in batch configurations without any limitation as to process performed by such systems. The above activities shall be free for both AGA and AGI.

2. AGA's field of use set forth in the above said Annex "Y" applies only to the following processes:

        a. The annealing and reaction of metals and metal alloys with semiconductor surfaces.

        b. The thermal formation and annealing of Metal Silicides and Metal Nitrides.

        c. Oxidation, Nitridation and annealing of Single crystal and polysilicon.

        d. Nitridation and annealing of previously grown or deposited undoped or doped oxides.

        e. Annealing, activation and diffusion of doped species in semiconductors.

        f. Annealing, reaction and activation of previously grown dielectric, ferroelectric and ferromagnetic films.

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AG Associates, Inc.                        AG Associates (Israel) Ltd.

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Clal Electronics Industries, Ltd.          Arnon Gat

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                                           Rapro Technology Inc.